TRUEBLUE REPORTS FISCAL 2016 THIRD QUARTER RESULTS

TACOMA, WA-Oct. 19, 2016--TrueBlue, Inc. (NYSE:TBI) announced today its fiscal third quarter results for the period ending Sept. 23, 2016.

Revenue for the fiscal third quarter of 2016 was $697 million, an increase of two percent, compared to $684 million for the fiscal third quarter of 2015. Net income was $23 million or $0.56 per diluted share, compared to $20 million or $0.48 per diluted share for the fiscal third quarter of 2015. Adjusted net income* was $30 million or $0.70 per diluted share, compared to $26 million or $0.60 per diluted share for the fiscal third quarter of 2015.

"Our team delivered growth in revenue and net income this quarter while sustaining a high level of service quality with our customers," TrueBlue CEO Steve Cooper said. "Given the challenging growth environment, we have maintained a sharp focus on the management of our expenses."

Cooper continued, "Our cost management actions have been decisive and balanced as we remain committed to our long-term technology and growth strategies. We are taking the right steps to preserve our profitability while maintaining our readiness to accelerate growth."

The company also shared its outlook for the fiscal fourth quarter of 2016 on a comparable 13-week basis. The company estimates revenue in the range of $670 million to $686 million and net income per diluted share of $0.40 to $0.45 ($0.54 to $0.59 on an adjusted basis*). The company's fiscal fourth quarter of 2016 will include a 14th week and the company plans to change its week-ending date from Friday to the following Sunday to better align its week-ending date with that of its customers. This will result in our year-end being the Sunday closest to Dec. 31st every year, with our 2016 fiscal year-end occurring on Jan. 1st, 2017. Further discussion on the financial impact of the additional week and week-ending date can be found in the financial schedules following this release and on the company's website at www.trueblue.com.

Management will discuss fiscal third quarter 2016 results on a conference call at 2 p.m. PT (5 p.m. ET), today, Wednesday, Oct. 19. The conference call can be accessed on TrueBlue’s web site: www.trueblue.com

*See the financial statements accompanying the release and the company’s website for more information on non-GAAP definitions.

About TrueBlue:
TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions including staffing, large-volume on-site workforce management, and recruitment process outsourcing to fill full-time positions. Based in Tacoma, Wash., TrueBlue serves clients globally and connects as many as 840,000 people to work each year in a wide variety of industries. Learn more at www.trueblue.com

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Examples of such factors can be found in our reports filed with the SEC, including the information under the heading ‘Risk Factors’ in our Annual Report on Form 10-K for the fiscal year ended Dec. 25, 2015. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Contact:
Derrek Gafford, EVP & CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	13 Weeks Ended		39 Weeks Ended
	September 23, 2016	September 25, 2015	September 23, 2016	September 25, 2015
Revenue from services	$697,097	$683,918	$2,015,689	$1,884,947
Cost of services	518,702	515,051	1,516,858	1,434,278
Gross profit	178,395	168,867	498,831	450,669
Selling, general and administrative expenses	134,679	125,117	401,090	354,569
Depreciation and amortization	11,690	10,498	34,673	31,415
Goodwill and intangible asset impairment charge (1)	4,275	—	103,544	—
Income (loss) from operations	27,751	33,252	(40,476)	64,685
Interest and other expense, net	(867)	(366)	(2,773)	(1,102)
Income (loss) before tax expense	26,884	32,886	(43,249)	63,583
Income tax expense (benefit)	3,455	12,796	(9,911)	20,504
Net income (loss)	$23,429	$20,090	$(33,338)	$43,079

Net income (loss) per common share:
Basic	$0.56	$0.49	$(0.80)	$1.05
Diluted	$0.56	$0.48	$(0.80)	$1.04

Weighted average shares outstanding:
Basic	41,762	41,296	41,651	41,189
Diluted	42,056	41,620	41,651	41,546

(1)
The goodwill and intangible asset impairment charge for the thirteen weeks ended September 23, 2016, relates to the CLP and Spartan reporting unit trade names/trademarks of $4.3 million that were written-off due to the re-branding to PeopleReady. The goodwill and intangible asset impairment charge for the thirty-nine weeks ended September 23, 2016, further includes $99.3 million of impairment charges recorded in the second quarter of 2016 relating to our Staff Management | SMX, hrX, and PlaneTechs reporting units.

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 23, 2016	December 25, 2015
Assets
Cash and cash equivalents	$24,781	$29,781
Accounts receivable, net	364,618	461,476
Other current assets	46,437	51,708
Total current assets	435,836	542,965
Property and equipment, net	59,898	57,530
Restricted cash and investments	212,968	188,412
Goodwill and intangible assets, net	357,733	422,354
Other assets, net	57,673	48,181
Total assets	$1,124,108	$1,259,442

Liabilities and shareholders' equity
Current liabilities	$243,427	$227,976
Long-term debt, less current portion	137,111	243,397
Other long-term liabilities	231,095	252,496
Total liabilities	611,633	723,869
Shareholders' equity	512,475	535,573
Total liabilities and shareholders' equity	$1,124,108	$1,259,442

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	39 Weeks Ended
	September 23, 2016	September 25, 2015
Cash flows from operating activities:
Net income (loss)	$(33,338)	$43,079
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	34,673	31,415
Goodwill and intangible asset impairment charges	103,544	—
Provision for doubtful accounts	6,361	4,483
Stock-based compensation	7,443	8,283
Deferred income taxes	(23,874)	(6,029)
Other operating activities	5,603	20
Changes in operating assets and liabilities:
Accounts receivable	102,722	(6,597)
Income tax receivable	4,018	9,673
Other assets	(3,563)	(3,685)
Accounts payable and other accrued expenses	(3,764)	17,453
Accrued wages and benefits	(3,254)	10,315
Workers’ compensation claims reserve	11,938	10,024
Other liabilities	4,740	1,883
Net cash provided by operating activities	213,249	120,317

Cash flows from investing activities:
Capital expenditures	(17,766)	(12,590)
Acquisition of business	(71,863)	—
Sales and maturities of marketable securities	—	1,500
Change in restricted cash and cash equivalents	732	13,070
Purchases of restricted investments	(35,940)	(38,818)
Maturities of restricted investments	12,273	11,047
Net cash used in investing activities	(112,564)	(25,791)

Cash flows from financing activities:
Net proceeds from stock option exercises and employee stock purchase plans	1,183	1,164
Common stock repurchases for taxes upon vesting of restricted stock	(2,692)	(3,725)
Net change in revolving credit facility	(104,586)	(85,994)
Payments on debt	(1,700)	(1,700)
Other	20	1,134
Net cash used in financing activities	(107,775)	(89,121)
Effect of exchange rate changes on cash and cash equivalents	2,090	(1,839)
Net change in cash and cash equivalents	(5,000)	3,566
CASH AND CASH EQUIVALENTS, beginning of period	29,781	19,666
CASH AND CASH EQUIVALENTS, end of period	$24,781	$23,232

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited, in thousands)

	13 Weeks Ended		39 Weeks Ended
	September 23, 2016	September 25, 2015	September 23, 2016		September 25, 2015
Revenue from services
Staffing Services	$652,617	$656,619	$1,880,730		$1,807,434
Managed Services	44,480	27,299	134,959		77,513
Total Company	697,097	683,918	2,015,689		1,884,947

Adjusted EBITDA (1)
Staffing Services	$47,181	$50,437	$101,861	—	$114,295
Managed Services	9,260	3,175	30,324		10,979
	56,441	53,612	132,185		125,274
Corporate unallocated	(7,129)	(9,715)	(24,641)		(24,445)
Total company Adjusted EBITDA	49,312	43,897	107,544		100,829
Acquisition and integration costs (2)	(1,410)	—	(4,789)		(3,787)
Goodwill and intangible asset impairment charge (3)	(4,275)	—	(103,544)		—
Work Opportunity Tax Credit processing fees (4)	(754)	(147)	(1,582)		(942)
Other charges (5)	(3,432)	—	(3,432)		—
EBITDA (1)	39,441	43,750	(5,803)		96,100
Depreciation and amortization	11,690	10,498	34,673		31,415
Interest and other expense, net	867	366	2,773		1,102
Income (loss) before tax expense	26,884	32,886	(43,249)		63,583
Income tax expense (benefit)	3,455	12,796	(9,911)		20,504
Net income (loss)	$23,429	$20,090	$(33,338)		$43,079

(1)
EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization. Adjusted EBITDA further excludes from EBITDA, costs related to acquisition and integration, goodwill and intangible asset impairment charges, other charges, and Work Opportunity Tax Credit third-party processing fees. EBITDA and Adjusted EBITDA are key measures used by management to assess performance and, in our opinion, enhance comparability and provide investors with useful insight into the underlying trends of the business. EBITDA and Adjusted EBITDA should not be considered measures of financial performance in isolation or as an alternative to Income from operations in the Consolidated Statements of Operations in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

(2)	Acquisition and integration costs relate to the acquisition of the recruitment process outsourcing business of Aon Hewitt, which was completed on January 4, 2016.

(3)
The goodwill and intangible asset impairment charge for the thirteen weeks ended September 23, 2016, relates to the CLP and Spartan reporting unit trade names/trademarks of $4.3 million that were written-off due to the re-branding to PeopleReady. The goodwill and intangible asset impairment charge for the thirty-nine weeks ended September 23, 2016, further includes $99.3 million of impairment charges recorded in the second quarter of 2016 relating to our Staff Management | SMX, hrX, and PlaneTechs reporting units.

(4)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates and reduce our income taxes.

(5)
These charges primarily consist of branch signage write-offs of $1.6 million due to our re-branding to PeopleReady as well as costs of $1.8 million associated with our exit from the Amazon delivery business.

TRUEBLUE, INC.
RECONCILIATION OF U.S. GAAP NET INCOME TO ADJUSTED NET INCOME AND
RECONCILIATION OF U.S. GAAP NET INCOME PER DILUTED SHARE TO ADJUSTED NET INCOME PER DILUTED SHARE

	13 Weeks Ended
	September 23, 2016		September 25, 2015
(Unaudited, in thousands, except for per share data)	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$23,429	$0.56	$20,090	$0.48
Acquisition and integration costs (1)	1,410	0.03	—	—
Goodwill and intangible asset impairment charge (2)	4,275	0.10	—	—
Other charges (3)	3,432	0.08	—	—
Work Opportunity Tax Credit processing fees (4)	754	0.02	147	—
Amortization of intangible assets of acquired businesses (5)	6,831	0.16	4,593	0.11
Tax effective of adjustments to net income (6)	(5,345)	(0.13)	(1,517)	(0.04)
Adjust income taxes to normalized effective rate (7)	(5,148)	(0.12)	2,272	0.05
Adjusted net income (8)	$29,638	$0.70	$25,585	$0.60

Diluted weighted average shares outstanding	42,056		41,620

	Outlook *
	13 Weeks Ended
	December 25, 2016
(Unaudited, in thousands, except for per share data)	Amount			Per Diluted Share
Net income	$17,000	—	$19,000	$0.40	—	$0.45
Acquisition and integration costs (1)	1,800			0.04
Work Opportunity Tax Credit processing fees (4)	300			0.01
Amortization of intangible assets of acquired businesses (5)	6,200			0.15
Tax effective of adjustments to net income (6)	(2,700)			(0.06)
Adjusted net income (8)	$22,600	—	$24,700	$0.54	—	$0.59

Diluted weighted average shares outstanding	42,100

RECONCILIATION OF U.S. GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA

	13 Weeks Ended
(Unaudited, in thousands)	September 23, 2016	September 25, 2015
Net income	$23,429	$20,090
Income tax expense	3,455	12,796
Interest expense, net	867	366
Depreciation and amortization	11,690	10,498
EBITDA (9)	39,441	43,750
Acquisition and integration costs (1)	1,410	—
Goodwill and intangible asset impairment charge (2)	4,275	—
Other charges (3)	3,432	—
Work Opportunity Tax Credit processing fees (4)	754	147
Adjusted EBITDA (9)	$49,312	$43,897

	Outlook*
	13 Weeks Ended
(Unaudited, in thousands)	December 25, 2016
Net income	$17,000	—	$19,000
Income tax expense	8,000	—	9,000
Interest expense, net	900
Depreciation and amortization	10,000
EBITDA (9)	35,900	—	38,900
Acquisition and integration costs (1)	1,800
Work Opportunity Tax Credit processing fees (4)	300
Adjusted EBITDA (9)	$38,000	—	$41,000
* Neutral impact on profit due to low seasonal volume for the 14th week ending January 1, 2017. Figures may not sum due to rounding.

(1)	Acquisition and integration costs relate to the acquisition of the recruitment process outsourcing business of Aon Hewitt, which was completed on January 4, 2016.

(2)
The intangible asset impairment charge for the thirteen weeks ended September 23, 2016, relates to the CLP and Spartan reporting unit trade names/trademarks which were written-off due to the re-branding to PeopleReady.

(3)
These charges primarily consist of branch signage write-offs of $1.6 million due to our re-branding to PeopleReady as well as costs of $1.8 million associated with our exit from the Amazon delivery business.

(4)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates and reduce our income taxes.

(5)	Amortization of intangible assets of acquired businesses as well as accretion expense related to acquisition earn-out.

(6)	Total tax effect of each of the adjustments to U.S. GAAP net income per diluted share using the ongoing rate of 32%.

(7)	Adjusts the effective income tax rate to the expected, ongoing rate of 32%.

(8)
Adjusted net income and adjusted net income per diluted share are non-GAAP financial measures which exclude from net income and net income on a per diluted share basis costs related to acquisition and integration, goodwill and intangible asset impairment charges, other charges, Work Opportunity Tax Credit third-party processing fees, amortization of intangibles of acquired businesses as well as accretion expense related to acquisition earn-out, tax effect of each adjustment to U.S. GAAP net income, and adjusts income taxes to the expected ongoing effective tax rate. Adjusted net income and adjusted net income per diluted share are key measures used by management to assess performance and, in our opinion, enhance comparability and provide investors with useful insight into the underlying trends of the business. Adjusted net income and adjusted net income per diluted share should not be considered measures of financial performance in isolation or as an alternative to net income or net income per diluted share in the Consolidated Statements of Operations in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

(9)
EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization. Adjusted EBITDA further excludes from EBITDA, costs related to acquisition and integration, goodwill and intangible asset impairment charges, other charges, and Work Opportunity Tax Credit third-party processing fees. EBITDA and Adjusted EBITDA are key measures used by management to assess performance and, in our opinion, enhance comparability and provide investors with useful insight into the underlying trends of the business. EBITDA and Adjusted EBITDA should not be considered measures of financial performance in isolation or as an alternative to Income from operations in the Consolidated Statements of Operations in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.